SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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VENDINGDATA CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

September 7, 2004

To the Stockholders of VendingData Corporation:

                 You are cordially invited to attend the 2004 Annual Meeting of Stockholders. Regardless of whether you plan to attend, please take a moment to vote your proxy. The Annual Meeting will be held as follows:

WHEN:	Monday, October 5, 2004 9:00 a.m., Pacific time

WHERE:	VendingData Corporation 6830 Spencer Street Las Vegas, Nevada 89119

ITEMS OF BUSINESS:	•	Election of four directors for terms expiring in 2005;

	•	Approval of an amendment to our 1999 Directors’ Stock Option Plan;

	•	Approval of an amendment to our 1999 Stock Option Plan;

	•	Ratification of the appointment of Piercy Bowler Taylor & Kern, as our independent auditors for the fiscal year ending December 31, 2004; and

	•	Act upon any other business that may properly come before the Annual Meeting or any adjournments thereof.

RECORD DATE:	August 27, 2004

VOTING BY PROXY:	Your vote is important. You may vote by returning the proxy card in the envelope provided.

                On the following pages, we provide answers to frequently asked questions about the Annual Meeting. A copy of our 2003 Annual Report on Form 10-KSB is enclosed.

By Order of the Board of Directors

H. Michael Jahnke
Chief Operating Officer and Secretary

VENDINGDATA CORPORATION

TABLE OF CONTENTS

VENDINGDATA CORPORATION

PROXY STATEMENT

                This proxy statement is being furnished to our stockholders beginning on or about September 7, 2004, in connection with the solicitation of proxies by the VendingData Corporation Board of Directors to be used at our Annual Meeting of Stockholders, or the Annual Meeting, to be held at 9:00 a.m. (Pacific Time) on October 5, 2004 at our corporate headquarters located at 6830 Spencer Street, Las Vegas, Nevada 89119, and at all adjournments or postponements of the Annual Meeting for the purposes listed in the preceding Notice of Annual Meeting of Stockholders.

QUESTIONS AND ANSWERS ABOUT THE MEETING

What am I voting on?

Proposal 1: The election of four directors for terms expiring in 2005;

Proposal 2: The approval of an amendment to our 1999 Directors’ Stock Option Plan, or the 1999 Directors’ Plan, increasing the number of shares reserved thereunder from 20,000 shares to 300,000 shares;

Proposal 3: The approval of an amendment to our 1999 Stock Option Plan, or the 1999 Plan, increasing the number of shares reserved thereunder from 2,000,000 shares to 3,000,000 shares; and

Proposal 4: The ratification of the appointment of Piercy Bowler Taylor & Kern, as our independent auditors, for the fiscal year ending December 31, 2004.

We are not aware of any other matters that will be voted on. If a matter does properly come before the Annual Meeting, the persons named as the proxy in the accompanying form of proxy will vote the proxy at their discretion.

What are the board’s voting recommendations?

Our board of directors recommends a vote:

•	FOR each of the four nominated directors;

•	FOR the approval of the amendment to the 1999 Directors’ Plan;

•	FOR the approval of the amendment to the 1999 Plan; and

•	FOR the ratification of the appointment of Piercy Bowler Taylor & Kern, as our independent auditors for the fiscal year ending December 31, 2004.

What is the vote required for each proposal?

Proposal 1: The election of the four nominated directors requires the affirmative vote of the holders of a majority of our common stock present, or represented, at the Annual Meeting.

Proposal 2: The approval of the amendment to the 1999 Directors’ Plan requires the affirmative vote of the holders of a majority of our common stock present, or represented, at the Annual Meeting.

Proposal 3: The approval of the amendment to the 1999 Plan requires the affirmative vote of the holders of a majority of our common stock present, or represented, at the Annual Meeting.

Proposal 4: The ratification of the appointment of the firm of Piercy Bowler Taylor & Kern, as our independent auditors for the fiscal year ending December 31, 2004, requires the affirmative vote of the holders of a majority of our common stock present, or represented, at the Annual Meeting.

Who can vote?

The record holders of our common stock on the close of business as of August 27, 2004, the record date, are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. As of the record date, 17,198,201 shares of our common stock were issued and outstanding. As of the record date, we had approximately 320 stockholders of record. Each outstanding share of our common stock is entitled to one vote upon each matter presented. A list of stockholders entitled to vote will be available for inspection by any record stockholder at our corporate headquarters at 6830 Spencer Street, Las Vegas, Nevada 89119 prior to or at our Annual Meeting.

What constitutes a quorum?

In order to conduct our Annual Meeting, a majority of the outstanding shares entitled to vote must be represented in person or by proxy. This is known as a “quorum.” Abstentions and shares held in “street name” by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, referred to as broker non-votes, will count toward establishing a quorum.

How do I vote?

There are two ways to vote:

•	By completing and mailing the enclosed proxy card; or

•	By written ballot at our Annual Meeting.

If you are a beneficial owner and your broker holds your shares in its name, the broker is permitted to vote your shares on each of the proposals even if the broker does not receive voting instructions from you.

If your shares are held in the name of a broker, bank or other holder of record, you are invited to attend our Annual Meeting, but may not vote at our Annual Meeting unless you have first obtained a proxy, executed in the stockholders’ favor, from the holder of record.

What does it mean if I get more than one proxy?

It means your shares are held in more than one account. Please vote all proxies to ensure all your shares are counted.

Can I change my vote or revoke my proxy?

You can change your vote or revoke your proxy at any time prior to the closing of the polls, by:

•	Returning a later-dated proxy card;

•	Voting in person at our Annual Meeting; or

•	Notifying our Secretary by written revocation letter.

Our Secretary is H. Michael Jahnke. Any revocation should be filed with him at our corporate headquarters at 6830 Spencer Street, Las Vegas, Nevada 89119.

Attendance at our Annual Meeting will not in itself constitute revocation of a proxy. All shares entitled to vote and represented by properly completed proxies timely received and not revoked will be voted as you direct. If no direction is given, the proxies will be voted as our board recommends.

Who conducts the proxy solicitation?

Our board of directors is soliciting these proxies. We will bear the cost of the solicitation of proxies. Our regular employees may solicit proxies by mail, by telephone, personally or by other communications, without compensation apart from their normal salaries.

Who will count the votes?

Our board of directors will appoint one or more employees to serve as the inspector(s) of elections to tabulate the votes cast by proxy or in person at the Annual Meeting. The inspector(s) of elections will also determine whether or not a quorum is present.

Do I have any appraisal rights in connection with any matter to be acted upon?

No. Our stockholders do not have appraisal rights in connection with any matter to be acted upon.

Who can help answer my questions?

If you have any questions about the Annual Meeting or the proposals to be voted on at the Annual Meeting, or if you need additional copies of this proxy statement or copies of any of our public filings referred to in this proxy statement, you should contact our Secretary, H. Michael Jahnke, at (702) 733-7195. Our public filings can also be accessed at the Securities and Exchange Commission’s website at www.sec.gov.

PROPOSAL 1 — ELECTION OF DIRECTORS

                The current term of office of all of our directors expires at the Annual Meeting. Our board of directors has proposed the re-election of each current member of the board for a one-year term expiring at the 2005 Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified. Directors will be elected by the affirmative vote of the holders of a majority of our common stock present, or represented, at the Annual Meeting, as long as a quorum is present.

                Each nominee has consented to being nominated and to serve if elected. In the unlikely event that any nominee becomes unable to serve for any reason, the proxies will be voted for a substitute nominee selected by our board of directors.

NOMINEES FOR ELECTION OF DIRECTORS

                The following information is furnished with respect to each member of our board of directors, including our chief executive officer who is also a director. There are no family relationships between or among any of our directors or executive officers.

Name	Age	Director Since	Position
Steven J. Blad	53	1998	Chief Executive Officer, President, Treasurer and Director
James E. Crabbe	59	2000	Chairman of the Board of Directors
Ronald O. Keil	72	1998	Director
Bob L. Smith	66	1998	Vice-Chairman of the Board of Directors

                Steven J. Blad joined us in October 1996 and served as Vice President of Sales and Marketing until April 1997, when he became our President. In May 1998, Mr. Blad was also named as our Chief Executive Officer and appointed as a director. In May 2004, Mr. Blad was also named as our Treasurer. Mr. Blad received a bachelor’s degree in 1973 from Carson Newman. Prior to joining us in 1996, Mr. Blad was both employed and acted as a consultant in and outside the gaming industry. Mr. Blad’s gaming experience includes acting as a consultant for Spintek Gaming Technologies, Inc. from October 1994 through September 1996, serving as the Chief Executive Officer of Flagship Games International located in Port Everglades, Florida from July 1987 to July 1991 and serving as the General Manager of Seminole Tribe Bingo Hall on the Big Cypress Reservation in Big Cypress, Florida from April 1984 to May 1986. He obtained a Masters of Education degree in 1975 from Southern Baptist Graduate School. From 1975 to 1976, Mr. Blad pursued additional graduate studies at the University of Alabama.

                James E. Crabbe became a member and Vice-Chairman of our board in May 2000 and was elected Chairman of our board in August 2001. Mr. Crabbe is currently engaged in the active management of his personal investment portfolio. He spent 34 years in the money management business. In 1980, he co-founded the Crabbe-Huson Group, an investment management company, of which he served as president, portfolio manager and analyst until his retirement in 2000. Mr. Crabbe earned his bachelor’s degree from the University of Oregon in 1967. He currently serves on the board of directors of Viewpoint Corporation, a publicly traded software company.

                Ronald O. Keil has been a member of our board since April 1999. Since March 1995, Mr. Keil has served as Managing Partner of RJL Properties, Inc., which owned and operated four hotels and a mini-storage facility all of which were sold between 1995 and 1997. In addition, from October 1993 to January 1998, Mr. Keil owned a 142-room Holiday Inn in Idaho Falls and since 1999 has owned and operated Keil’s, Inc., a chain of supermarkets in California. Mr. Keil is a founder and director of the Bank of Clark County, Oregon. He earned a bachelor’s degree in Business Administration from Lewis and Clark College and has completed graduate work towards a Master of Business Administration from the University of Oregon.

                Bob L. Smith joined our board in May 1998 and served as Chairman of our board from April 1999 until August 2001, when he became Vice-Chairman of our board. Mr. Smith also serves as Chairman and Chief Executive Officer of VIP’s Industries, Inc., a company co-founded by Mr. Smith in 1968 that oversees restaurant, hotel and real estate development in five Western states. Mr. Smith serves on the Boards of Directors of Flying J., Inc., an integrated oil company, and Regency of Oregon (formerly Blue Cross and Blue Shield of Oregon), and previously served on the Boards of Directors of the Crabbe-Huson Funds, Inc., an investment management company, and Centennial Bank (now Umpqua Bank). Mr. Smith received a bachelor’s degree in Business Administration from the University of Oregon in 1962.

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

                Our business affairs are conducted under the direction of our board of directors. The role of our board of directors is to effectively govern our affairs for the benefit of our stockholders and, to the extent appropriate under governing law, of other constituencies, which include our employees, customers, suppliers and creditors. Our board strives to ensure the success and continuity of our business through the selection of a qualified management team. It is also responsible for ensuring that our activities are conducted in a responsible ethical manner. Our board of directors has three standing committees, an audit committee, an executive committee and a nominating committee.

                Our board of directors met three times in the fiscal year ended December 31, 2003. All of the incumbent directors, except Mr. Smith, attended the meetings during the period for which they have been a director and the meetings held by committees of the board of directors on which they serve. Mr. Smith was not present for one of the three meetings, the meeting held on June 12, 2003.

                We do not have a policy that requires directors to attend our annual meetings of stockholders. At the 2003 Annual Meeting held on May 29, 2003, only Mr. Blad was present.

        Audit Committee

                The audit committee is comprised of Messrs. Keil and Smith. Mr. Keil serves as the audit committee chair. Our audit committee generally meets quarterly, and in 2003, our audit committee held six meetings. As stated in the audit committee charter, our audit committee has the responsibility of selecting the firm that will serve as our independent public accountants, approving and reviewing the scope and results of the audit and any nonaudit services provided by the independent public accountants and meeting with our financial staff to review internal control, procedures and policies. A copy of the audit committee charter is attached as Appendix A to this proxy statement.

                Although we have not identified a member of our audit committee as the audit committee financial expert, we are currently reviewing whether one of our members qualifies as an audit committee financial expert pursuant to Item 401(b)(2) of Regulation S-B. In addition, we are currently searching for a third member to our audit committee who will also qualify as the audit committee financial expert.

                The members of our audit committee are independent, as independence for audit committee members is defined in Section 121A of the American Stock Exchange Company Guide. In addition, Messrs Keil and Smith both meet the definition of “financially sophisticated” as defined in Section 121B of the American Stock Exchange Company Guide.

        Executive Committee

                The executive committee is comprised of Messrs. Blad, Crabbe and Smith. Mr. Crabbe serves as the executive committee chair. Our executive committee generally meets quarterly, and in the year ended December 31, 2003, our executive committee held two meetings. This committee has the responsibility of reviewing our financial records to determine overall compensation and benefits for executive officers and establishing and administering the policies that govern employee salaries and benefit plans.

        Nominating Committee

                In January 2004, our board of directors created a nominating committee and appointed Messrs. Keil and Smith to serve on the nominating committee. Mr. Smith serves as the nominating committee chair. The nominating committee is responsible for assisting our board of directors with respect to the appropriate size and composition of our board and monitoring and making recommendations regarding the performance of our board. In April 2004, through written consent, our nominating committee recommended Steven J. Blad, James E. Crabbe, Ronald O. Keil and Bob L. Smith as nominees for election to our board of directors at our upcoming Annual Meeting.

                The members of our nominating committee are independent, as independence for directors is defined in Section 121A of the American Stock Exchange Company Guide. The nominating committee charter is attached as Appendix B and allows the nominating committee to review suggestions of candidates for the election of our board of directors that come from the nominating committee as well as come from third parties such as stockholders. For a third party to suggest a candidate, one must provide our legal department with the name of the candidate, together with a brief biographical sketch and a document indicating, if elected, the candidate’s willingness to serve. Our nominating committee evaluates the qualifications of all proposed candidates for election to our board of directors, including capability, availability to serve, conflicts of interest and other relevant factors.

COMPENSATION OF DIRECTORS

                Our directors who are not our employees waived payment of $500 per meeting for each of the quarterly board meetings in 2002 and through September 2003. Our board members have also waived reimbursements for all expenses for meeting attendance or out-of-pocket costs connected directly with our board members serving as directors as of September 2003. In September 2003, our board adopted a new policy in which our board members are now required to pay their own expenses and out-of-pocket costs relating to meeting attendance in exchange for a one-time grant of 50,000 options exercisable at $2.50 per share and an annual grant of 10,000 options exercisable at the then-current market price of our common stock. The exercise price of $2.50 per share was determined by our board of directors to be the fair market value per share at the time of grant. The one-time grants are exercisable after stockholder ratification of the amendment to the 1999 Directors’ Plan. Directors who are our employees do not receive compensation for their services as directors.

COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

                Other than Mr. Blad, the members of our board of directors are not officers or employees of VendingData Corporation or our subsidiaries.

PROCESS FOR STOCKHOLDERS TO SEND COMMUNICATIONS TO OUR BOARD OF DIRECTORS

                Because we have always maintained open channels of communication with the stockholders, we do not have a formal policy as to providing a process for stockholders to send communications to the board of directors. However, if a stockholder would like to send a communication to our board of directors, please address the letter to the attention of our Legal Department and it will be distributed to each director.

RECOMMENDATION OF THE BOARD OF DIRECTORS

                Our board of directors recommends that you vote “FOR” all the director nominees.

PROPOSAL 2 — APPROVAL OF AN AMENDMENT TO OUR 1999 DIRECTORS’ STOCK OPTION PLAN

INTRODUCTION

                Our 1999 Directors’ Stock Option Plan, or the 1999 Directors’ Plan, was originally approved by our stockholders on July 14, 2000. The plan initially authorized 100,000 shares of common stock for issuance, which number of shares was subsequently decreased to 20,000 shares as a result of the 1-for-5 reverse stock split that was effected on January 3, 2003. At June 30, 2004, there were no shares of common stock available for issuance under the 1999 Directors’ Plan.

PROPOSED AMENDMENT

                Our board of directors has reviewed the 1999 Directors’ Plan and the lack of available shares thereunder and determined that the 1999 Directors’ Plan requires additional shares to provide the flexibility with respect to stock-based compensation that the board of directors believes is necessary to establish appropriate long-term incentives to achieve our objectives. Our board of directors believes that it is advisable to increase the 20,000 share limit to 300,000 shares in order to provide greater flexibility to compensate directors for their services.

                The amendment to the 1999 Directors’ Plan increases the number of shares of common stock that may be issued upon the exercise of options by 280,000 shares, or 1.6% of the 17,187,799 shares of common stock outstanding on June 30, 2004. As amended, the 1999 Directors’ Plan will continue to provide for appropriate adjustments in the number of shares in the event of a stock dividend, recapitalization, merger or similar transaction. A copy of the amendment to the 1999 Directors’ Plan is attached as Appendix C to this proxy statement.

SUMMARY OF MATERIAL ASPECTS OF OUR 1999 DIRECTORS’ STOCK OPTION PLAN

                The following is a summary of the material aspects of the 1999 Directors’ Plan, as proposed to be amended.

                Shares.  If the amendment to the 1999 Directors’ Plan is approved by our stockholders, there will be 300,000 shares of common stock reserved for issuance pursuant to the 1999 Directors’ Plan. Shares awarded under the plan may consist, in whole or in part, of authorized and unissued shares. If shares subject to an option under the plan cease to be subject to such option, or if shares awarded under the plan are forfeited, or otherwise terminate without payment being made to the participant in the form of common stock and without the payment of any dividends thereon, such shares will again be available for future distribution under the 1999 Directors’ Plan.

                Participation.  Awards under the 1999 Directors’ Plan may be made to our non-employee directors. There are three directors eligible for awards under the plan.

                Option Price and Payment.   Options granted under the 1999 Directors’ Plan will have an exercise price equal to 100% of the fair market value of our common stock on the date of grant. Options may be exercised by payment of the option price in full either in cash, in shares of our common stock having a fair market value equal to such option price, or in a combination of cash and our common stock.

                Administration.  The 1999 Directors’ Plan may be administered by a committee consisting of no less than two directors. In the event our board fails to designate a committee to administer the stock option plan, the plan shall be administered by our board. The members of the committee shall serve at the discretion of our board of directors, which may remove these members at any time. Currently, our board of directors administers the 1999 Directors’ Plan.

                Our board of directors shall have the authority to otherwise interpret the plan and make all determinations necessary or advisable for its administration. Our board would not have any discretion to determine or vary any matters which are fixed under the terms of the 1999 Directors’ Plan including, without limitation, which individuals shall receive option awards, how many shares of our common stock shall be subject to each such option award, what the exercise price of stock covered by an option shall be, and what means of payment shall be acceptable.

                Types of Awards and Terms.  The only awards that may be granted under the stock option plan are non-qualified stock options. Our board may specify the terms of such grants subject to the terms of the plan. The exercise price per share is determined by our board of directors, but may not be less than the fair market value of a share of our common stock on the date of the grant.

                The maximum term of each option, the times at which each option will be exercisable, and the provisions requiring forfeiture of unexercised options at or following termination of one’s directorship generally are fixed by our board, except that no option may have a term exceeding the later of the tenth anniversary of the date of its grant or three months after the optionee ceases to serve as a member of the board of directors.

                 Exercise and Option Term.  Each option may be exercised and will vest in full six months and one day following the date of grant. Except in special circumstances, each option shall expire no later than the tenth anniversary of the date of its grant or three months after the optionee ceases to serve as a member of the board of directors.

                Stock options may be exercised in whole or in part at any time during the option period by giving written notice to us specifying the number of shares to be purchased. Such notice shall be accompanied by payment in full of the exercise price, either by cash or by certified or cashier’s check, or such other instrument as our board may accept and by payment of all amounts that we are required to withhold by law for tax obligations.

                Effect of Termination of Directorship on Options.  Upon termination of an optionee’s directorship for any reason other than death or retirement after attaining the age of 72, all options granted to such optionee and exercisable on the date of termination of directorship shall expire (i) the later of the tenth anniversary after the date of the grant, (ii) three months after the date such optionee’s directorship ends, or (iii) as otherwise extended by the board of directors in its sole discretion. In the case of death, the option may be exercised, to the extent that it would have been exercisable on the date of his death, by the person or persons to whom the optionee’s rights under the option shall pass by will or by the laws of descent and distribution.

                Change of Control.  In the event of a change of control (as defined in the 1999 Directors’ Plan), all outstanding options not then exercisable and vested shall become fully vested and exercisable as of the change-of-control date.

                Amendment.  Our board of directors may at any time suspend, amend, revise or terminate the 1999 Directors’ Plan, except that stockholder approval is required by a majority of the shares present and voting at either an annual or special meeting called for such purpose to:

•	Materially increase the benefits accruing to participants under the 1999 Directors’ Plan;

•	Increase the number of shares of common stock that may be issued under the 1999 Directors’ Plan; or

•	Materially modify the eligibility requirements for participation in the 1999 Directors’ Plan.

Our board may amend the terms of any stock option that has already been granted, but no such amendment shall impair the rights of a holder without that holder’s consent.

                Certain Federal Income Tax Consequences.  The following is a brief description of the federal income tax consequences generally arising with respect to options granted under the 1999 Directors’ Plan. The federal income tax consequences to recipients of option grants under the 1999 Directors’ Plan are complex and subject to change. The following discussion is only a summary of the general rules applicable to the Directors’ Plan. Recipients of option grants under the Directors’ Plan should consult their own tax advisors since each recipient’s particular situation may be such that some variation of applicable rules will apply.

                Options granted under the 1999 Directors’ Plan are nonqualified stock options. Except for the fact that income recognized by the optionee upon the exercise of nonqualified stock options granted under the 1999 Directors’ Plan will not be subject to income or other employee withholding taxes, the federal income tax consequences to optionees and us with respect to options granted under the 1999 Directors’ Plan are the same as those applicable to employees and us with respect to nonqualified stock options granted under the 1999 Plan. These tax consequences are discussed herein under the heading “Summary of the Materials Provisions of the 1999 Plan – Certain Federal Income Tax Consequences.”

PLAN BENEFITS

                Because grants and awards under the 1999 Directors’ Plan are discretionary, we cannot determine the number of options that may be granted under the 1999 Directors’ Plan. Notwithstanding the foregoing, of the additional 280,000 shares to be reserved under the 1999 Directors’ Plan, we have already issued options to purchase 135,200 shares of common stock and have remaining 144,800 shares of common stock available for issuance. As of June 30, 2004, we had outstanding options issued pursuant to the 1999 Directors’ Plan to purchase 155,200 shares of common stock.

                On September 9, 2003, our board of directors authorized the issuance of options to purchase 50,000 shares of our common stock to our three non-employee directors, James E. Crabbe, Ronald O. Keil and Bob L. Smith. Since the 1999 Directors’ Plan only had options to purchase 14,800 shares remaining, the balance of options to purchase 135,200 shares of common stock are subject to the approval by our stockholders of the amendment to the 1999 Directors’ Plan. The options currently held by the following persons will be subject to, and governed by, the amendment to the 1999 Directors’ Plan:

NAME AND POSITION	NUMBER OF OPTIONS	EXERCISE PRICE	MARKET VALUE
James E. Crabbe, Director	50,000	$2.50	$60,000
Ronald O. Keil, Director	50,000	$2.50	$60,000
Bob L. Smith, Director	50,000	$2.50	$60,000
TOTAL	150,000	$2.50	$180,000

                The stock option grants to Messrs. Crabbe, Keil and Smith were approved on September 9, 2003, vested on March 10, 2004 and are scheduled to expire on September 9, 2008. The market value of the option grants was based on the closing price of $3.82 of our common stock on the American Stock Exchange on August 31, 2004.

RECOMMENDATION OF THE BOARD OF DIRECTORS

                Our board of directors recommends that you vote “FOR” approval of the amendment to the 1999 Directors’ Plan.

PROPOSAL 3 — APPROVAL OF AN AMENDMENT TO OUR 1999 STOCK OPTION PLAN

INTRODUCTION

                Our Amended and Restated 1999 Stock Option Plan, or the 1999 Plan, was originally adopted by our stockholders on March 29, 1999. The 1999 Plan initially authorized 500,000 shares of common stock for issuance, which number of shares was subsequently decreased to 100,000 shares as a result of the 1-for-5 reverse stock split that was effected on January 3, 2003. On May 29, 2003, our stockholders approved the increase in the authorized shares under the 1999 Plan to 2,000,000 shares. As of June 30, 2004, we have issued options to purchase 1,853,270 shares of common stock and have remaining options to purchase 146,730 shares of our common stock under the 1999 Plan.

PROPOSED AMENDMENT

                Our board of directors has reviewed the 1999 Plan and the lack of available shares thereunder and determined that the 1999 Plan requires additional shares to provide the flexibility with respect to stock-based compensation that the board of directors believes is necessary to establish appropriate long-term incentives to achieve our objectives. Our board of directors believes that it is advisable to increase the 2,000,000 share limit to 3,000,000 shares in order to provide greater flexibility to compensate senior executive officers with equity compensation at levels designed to align the interests of the senior executives with those of our stockholders.

                The amendment to the 1999 Plan increases the number of shares of common stock that may be issued upon the exercise of options by 1,000,000 shares, or 5.8% of the 17,187,799 shares of common stock outstanding on June 30, 2004. As amended, the 1999 Plan will continue to provide for appropriate adjustments in the number of shares in the event of a stock dividend, recapitalization, merger or similar transaction. A copy of the amendment to the 1999 Plan is attached as Appendix D to this proxy statement.

SUMMARY OF THE MATERIALS ASPECTS OF THE 1999 STOCK OPTION PLAN

                The following is a summary of the material aspects of the 1999 Plan, as proposed to be amended.

                Shares.  Our stock option plan will be amended to authorize an additional 1,000,000 shares of common stock. Shares awarded under the stock option plan may consist, in whole or in part, of authorized and unissued shares. If shares subject to an option under the 1999 Plan cease to be subject to such option, or if shares awarded under the 1999 Plan are forfeited, or otherwise terminate without payment being made to the participant in the form of common stock and without the payment of any dividends thereon, such shares will again be available for future distribution under the 1999 Plan.

                Participation.  Awards under the 1999 Plan may be made to our officers, directors, employees, consultants, advisers, independent contractors and agents who are responsible for or contribute to the management, growth and/or profitability of our business.

                Option Price and Payment.  Incentive stock options (as defined in the 1999 Plan) granted under the 1999 Plan may be exercised at a price not less than 100% of the fair market value of our common stock on the date of grant; provided, however, that if at the time the option is granted the optionee owns or would be considered to own by reason of Section 424(d) of the Internal Revenue Code of 1986 more than 10% of the total combined voting power of all classes of our stock or any subsidiary or parent company, the purchase price of the shares covered by the applicable option shall not be less than 110% of the fair market value per share of the common stock on the date the option was granted. Options may be exercised by payment of the option price and any applicable taxes in full, by cash or by certified or cashier’s check payable to “VendingData Corporation” or the equivalent thereof acceptable to us.

                Administration.  A committee of our board of directors may administer the 1999 Plan, subject to final approval of awards by our board of directors. The governing body for the 1999 Plan must consist of at least two directors that are both “Non-Employee Directors” as defined pursuant to the rules adopted by the SEC under Section 16 of the Securities Exchange Act of 1934, as amended, and “Outside Directors” as defined by the regulations promulgated under Section 162(m) of the Internal Revenue Code. In the event our board fails to designate a committee to administer the 1999 Plan, the 1999 Plan shall be administered by our board. The members of the committee serve at the discretion of our board of directors, which may remove these members at any time. Currently, our board of directors administers the 1999 Directors’ Plan.

                Types of Awards and Terms.  The only awards that may be granted under the 1999 Plan are stock options. Our board of directors is authorized to grant stock options, including both incentive stock options, which can result in potentially favorable tax treatment to the participant, and non-qualified stock options. Our board may specify the terms of such grants subject to the terms of the 1999 Plan. The exercise price per share subject to an option is determined by our board of directors, but may not be less than the fair market value of a share of our common stock on the date of the grant in the case of incentive stock options. The maximum term of each option, the times at which each option will be exercisable, and the provisions requiring forfeiture of unexercised options at or following termination of employment generally are fixed by our board, except that no option may have a term exceeding ten years. Incentive stock options that are granted to holders of more than ten percent of our voting securities are subject to certain additional restrictions, including a five-year maximum term and a minimum exercise price of 110% of fair market value.

                Exercise and Option Term.  Each option vests and becomes exercisable in installments or otherwise in accordance with the schedule and upon the terms and conditions determined by our board. The expiration date of each option shall be determined by our board. In the event an expiration date is not so determined, the expiration date shall be 10 years from the date on which the option is granted, and may be subject to earlier termination as set forth in the 1999 Plan.

                Stock options may be exercised in whole or in part at any time during the option period by giving written notice to us specifying the number of shares to be purchased. Such notice shall be accompanied by payment in full of the exercise price, either by cash or by certified or cashier’s check, or such other instrument as our board may accept and by payment of all amounts that we are required to withhold by law for tax obligations.

                Effect of Termination of Employment on Options.  Upon termination of an optionee’s employment for cause, such employee’s stock options will terminate. Upon termination of an option holder’s employment for any reason other than death or permanent disability, such employee’s stock options will terminate 90 days from the date on which such relationship terminates. Except as our board may expressly determine otherwise at any time with respect to any particular non-qualified option granted, if an optionee shall die or cease to have a relationship by reason of permanent disability, any option granted to him shall terminate one year after the date of his death or termination of relationship due to permanent disability unless by its terms it shall expire before such date, and shall only be exercisable to the extent that it would have been exercisable on the date of his death or his termination of relationship due to permanent disability. In the case of death, the option may be exercised by the person or persons to whom the optionee’s rights under the option shall pass by will or by the laws of descent and distribution.

                Change of Control.  In the event of a change of control (as defined in the 1999 Plan), all outstanding options not then exercisable and vested shall become fully vested and exercisable as of the change-of-control date.

                Amendment.   Our board of directors may at any time suspend, amend, revise or terminate the 1999 Plan, except that stockholder approval is required by a majority of the shares present and voting at either an annual or special meeting called for such purpose to:

•	Materially increase the benefits accruing to participants under the 1999 Plan;

•	Increase the number of shares of common stock that may be issued under the 1999 Plan; or

•	Materially modify the eligibility requirements for participation in the1999 Plan.

Our board may amend the terms of any stock option that has already been granted, but no such amendment shall impair the rights of a holder without that holder’s consent.

                Certain Federal Income Tax Consequences.  The following is a brief description of the current federal income tax consequences generally arising with respect to options granted under the 1999 Plan.

                Tax consequences to us and to participants receiving awards will vary with the type of award. Generally, a participant will not recognize income, and we are not entitled to take a deduction, upon the grant of an incentive stock option or a non-qualified stock option. Generally, a participant will not have taxable income upon exercising an incentive stock option (except that the alternative minimum tax may apply). Upon exercising an option other than an incentive stock option, the participant must generally recognize ordinary income equal to the difference between the exercise price and fair market value of the freely transferable and non-forfeitable shares of common stock acquired on the date of exercise.

                If a participant sells shares of common stock acquired upon exercise of an incentive stock option before the end of two years from the date of grant and one year from the date of exercise, the participant must generally recognize ordinary income equal to the difference between (i) the fair market value of the shares of common stock at the date of exercise of the incentive stock option (or, if less, the amount realized upon the disposition of the shares of common stock acquired upon the exercise of the incentive stock option), and (ii) the exercise price. Otherwise, a participant’s disposition of shares of common stock acquired upon the exercise of an option (including an incentive stock option for which the incentive stock option holding period is met) generally will result in short-term or long-term capital gain or loss measured by the difference between the sale price and the participant’s tax basis in such shares of common stock (the tax basis generally being the exercise price plus any amount previously recognized as ordinary income in connection with the exercise of the option).

                We generally will be entitled to a tax deduction equal to the amount recognized as ordinary income by the participant in connection with an option. We generally are not entitled to a tax deduction relating to amounts that represent a capital gain to a participant. Accordingly, we will not be entitled to any tax deduction with respect to an incentive stock option if the participant holds the shares of common stock for the incentive stock option holding periods prior to disposition of the shares.

                The foregoing discussion is general in nature and is not intended to be a complete description of the federal income tax consequences of the 1999 Plan. This discussion does not address the effects of other federal taxes or taxes imposed under state, local or foreign tax laws. Participants in the 1999 Plan are urged to consult a tax advisor as to the tax consequences of participation.

PLAN BENEFITS

                Because grants under the 1999 Plan are discretionary, we cannot determine the number of options and shares that may be granted under the 1999 Plan as a result of the amendment. As of June 30, 2004, we had outstanding options issued pursuant to the 1999 Plan to purchase 1,853,270 shares of common stock. As a result, we have not issued any options that require the approval of the amendment to the 1999 Plan.

RECOMMENDATION OF THE BOARD OF DIRECTORS

                Our board of directors recommends that you vote “FOR” the amendment of the 1999 Plan.

PROPOSAL 4 — RATIFICATION OF PIERCY BOWLER TAYLOR & KERN

AUDIT FEES

                Piercy Bowler Taylor & Kern, or PBTK, served as independent auditors for us for the fiscal year ended December 31, 2003, and was selected by our audit committee as our independent auditors for the fiscal year ending December 31, 2004. Representatives of PBTK are not expected to be present at the Annual Meeting, but will make themselves available by telephone.

                As to our fiscal year ended December 31, 2002, James E. Scheifley, Certified Public Accountant, Dillon, Colorado, served as our independent public accountant and auditor for such period. Mr. Scheifley declined to stand for re-election as our independent public accountant due to the five-year limit imposed by the Sarbanes-Oxley Act of 2002. Mr. Scheifley had audited our financial statements for the past five years. Mr. Scheifley’s report on the financial statements for the fiscal year ended December 31, 2002 did not contain an adverse opinion or disclaimer of opinion, nor was it modified as to uncertainty, audit scope, or accounting principles. Upon the completion of the five-year maximum permitted relationship with Mr. Scheifley, our audit committee selected PBTK to serve as our independent auditors for the fiscal year ended December 31, 2003.

                Our audit committee is responsible for pre-approving all audit and permissible non-audit services provided by our independent auditor, PBTK, with certain limited exceptions. Our audit committee of directors has concluded that the non-audit services provided by PBTK are compatible with maintaining auditor independence. In 2003, no fees were paid to PBTK pursuant to the “de minimus” exception to the pre-approval policy permitted under the Securities Exchange Act of 1934, as amended. For the fiscal years ended December 31, 2003 and 2002, the fees for services provided by PBTK and James E. Scheifley, respectively, were as follows:

	2003	2002
Audit fees (1)	$112,058	$14,570
Audit-related fees (2)	0	0
Tax fees (3)	0	0
All other fees (4)	53,197	1,100
	$165,255	$15,670

                (1)             Audit fees generally included fees related to the audit of our annual financial statements included in our Form 10-KSB’s, the review of our interim financial statements included in our Form 10-QSB’s and the consents and assistance in connection with other filings and public offering documents filed with the Securities and Exchange Commission.

                (2)             Audit related fees generally included fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements, such as accounting consultations concerning financial accounting and reporting standards, internal control reviews and other non-statutory attestation services.

                (3)             Tax fees generally included fees for professional services rendered with respect to tax compliance, tax advice and tax planning, such as the preparation of tax returns, claims for refunds, payment planning and tax law interpretation.

                (4)             All other fees generally include fees related to miscellaneous, non-recurring engagements, where the other fees billed by PBTK in 2003 represented consulting fees for the review of our Registration Statement on Form SB-2 (File No. 333-109115) that contained audited financial statements prepared by James E. Scheifley. Other than as disclosed above, there were no other fees billed in each of the last two fiscal years for products and services provided by PBTK.

RECOMMENDATION OF THE BOARD OF DIRECTORS

                Our board of directors recommends that you vote “FOR” the ratification of Piercy Bowler Taylor & Kern as our independent auditors for the fiscal year ending December 31, 2004.

ADDITIONAL INFORMATION

AUDIT COMMITTEE REPORT

                The following audit committee report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any of our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent we specifically incorporate this report by reference.

To the Board of Directors of VendingData Corporation:

                The responsibilities of the Audit Committee are set forth in its Amended and Restated Charter, as approved by the Board of Directors on January 8, 2004, a copy of which is attached hereto as Appendix A. Such responsibilities include providing oversight of the company’s financial accounting and reporting process through periodic meetings with the company’s management, independent auditors and internal auditors to review accounting, auditing, internal controls and financial reporting matters as set forth in the charter.

                The Audit Committee has the ultimate authority to select the company’s independent auditors, evaluate their performance, approve all audit and non-audit work and approve all fees associated therewith. The company’s management is responsible for the preparation and integrity of the financial reporting information and related systems of internal control. In the discharge of its functions, the Audit Committee relies on the company’s management, including senior financial management, the company’s internal audit staff and the company’s independent auditors.

                The Audit Committee has reviewed and discussed with management the company’s audited consolidated financial statements included in the company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2003.

                The Audit Committee has discussed with Piercy Bowler Taylor & Kern, the company’s independent auditors, the matters required to be discussed by SAS 61, Communication with Audit Committee, as modified or supplemented.

                The Audit Committee has received the written disclosures and letter from its independent accountants required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as modified or supplemented, and has discussed with Piercy Bowler Taylor & Kern its independence.

                Based on the review and discussions noted above, we have recommended to the Board of Directors of VendingData Corporation that the audited financial statements be included in the company’s Annual Report on Form 10-KSB for the year ended December 31, 2003 for filing with the Securities and Exchange Commission.

Ronald O. Keil, Chair
Bob L. Smith

BENEFICIAL OWNERSHIP

                The table below sets forth the beneficial ownership of our common stock, as of June 30, 2004, by:

•	All of our directors and executive officers, individually;

•	All of our directors and executive officers, as a group; and

•	All persons who beneficially owned more than 5% of our outstanding common stock.

                The beneficial ownership of each person was calculated based on 17,187,799 shares of our common stock outstanding as of June 30, 2004, according to the record ownership listings as of that date and the verifications we solicited and received from each director and executive officer. The SEC has defined “beneficial ownership” to mean more than ownership in the usual sense. For example, a person has beneficial ownership of a share not only if he owns it in the usual sense, but also if he has the power to vote, sell or otherwise dispose of the share. Beneficial ownership also includes the number of shares that a person has the right to acquire within 60 days of June 30, 2004 pursuant to the exercise of options or warrants or the conversion of notes, debentures or other indebtedness, but excludes stock appreciation rights. Two or more persons might count as beneficial owners of the same share. Unless otherwise noted, the address of the following persons listed below is c/o VendingData Corporation, 6830 Spencer Street, Las Vegas, Nevada 89119.

Name of Director or Executive Officer	Shares(1)		Percentage
James E. Crabbe	7,620,398	(2)	44.20%
Steven J. Blad	680,264	(3)	3.81%
Bob L. Smith	525,962	(4)	3.05%
Ronald O. Keil	233,654	(5)	1.35%
H. Michael Jahnke	—		*
All directors and executive officers as a group (5 persons)	9,060,278	(8)	50.30%

Name of 5% Holder
Bricoleur Capital Management, LLC	1,098,800	(9)	6.39%

——————————————
*	Denotes less than 1%.

[1]	Unless otherwise noted, the persons identified in this table have sole voting and sole investment power with regard to the shares beneficially owned by them.

[2]	Includes 4,574,066 shares held directly by Mr. Crabbe, 50,600 shares issuable upon the exercise of stock options, 2,460,407 shares held by Mr. Crabbe, as Trustee of the James E. Crabbe Revocable Trust, 205,875 shares held by Phileo Foundation, a charitable foundation of which Mr. Crabbe is a trustee and president, and 329,450 shares held by Yvonne M. Huson, or her related trusts, for which Mr. Crabbe holds voting power pursuant to durable powers of attorney dated November 12, 1999, and October 9, 2000.

[3]	Includes 35,020 shares held directly by Mr. Blad, 244 shares held by Mr. Blad’s spouse and 645,000 shares issuable upon the exercise of stock options, and excludes 400,000 shares underlying unvested stock options.

[4]	Includes 164,012 shares held directly by Mr. Smith, 230,162 shares held by VIP’s Industries, Inc., 62,288 shares held by I.C.D., 7,500 shares issuable upon the exercise of warrants, and 62,000 shares issuable upon the exercise of stock options.

[5]	Includes 177,654 shares held directly by Mr. Keil, 51,000 shares issuable upon the exercise of stock options, and 5,000 shares issuable upon the exercise of warrants.

[6]	Includes 8,239,178 shares issued directly, 808,600 shares issuable upon the exercise of stock options and 12,500 shares issuable upon the exercise of warrants.

[7]	Based on Schedule 13G filed on February 10, 2004 in which Bricoleur Capital Management, LLC stated that it is an investment manager for certain accounts in which our common stock is held and has been granted the authority to dispose of and vote the shares of our common stock held by such accounts.

EXECUTIVE OFFICERS AND KEY EMPLOYEES

                We have two executive officers, Steven J. Blad, our Chief Executive Officer, President, Treasurer and Director, and H. Michael Jahnke, our Chief Operating Officer and Secretary. The biographical information for Mr. Blad is located in this proxy statement under the heading, “Proposal 1 – Election of Directors, Nominees for Election of Directors.”

                H. Michael Jahnke  has been our Chief Operating Officer since February 2004 and our Secretary since May 2004. Mr. Jahnke has spent the past 15 years in senior operating positions of technology companies. From October 2002 to February 2004, Mr. Jahnke served as vice president of operations, corporate secretary and (acting) CFO for WireCACHE, Inc. From November 2001 to October 2002,, Mr. Jahnke served as vice president of sales and marketing for Fios, Inc. Most notably, from July 1989 to September 1999, Mr. Jahnke served as vice president of worldwide sales operations for Sequent Computer Systems, Inc., a global supplier of Intel-based servers for high-volume, transaction-oriented data center applications with 38 worldwide sales offices. At Sequent, after it was acquired by IBM Corporation , Mr. Jahnke was responsible for the integration of the merger, which resulted in the subsequent formation of IBM’s web server division.

                In addition to Messrs. Blad and Jahnke, we have the following key employees:

                Robert G. Pietrosanto  joined us in January 1999 and is currently our Senior Vice President of Sales. Previously, Mr. Pietrosanto served as a sales executive for Shuffle Master, Inc. from 1992 to 1999. In addition, Mr. Pietrosanto held key management positions at several casinos, including Binion’s Horseshoe Casino and Hotel in Las Vegas, Nevada and the Sands Hotel and Casino in Las Vegas, Nevada. Mr. Pietrosanto studied business administration at Alfred University in Alfred, New York from 1980 to 1983.

                D. Dean Barnett  joined us in August 1988 and is currently Vice President of Sales. Previously, Mr. Barnett served as the National Sales Manager for Shuffle Master, Inc. from 1992 to 1999. In addition, from 1984 to 1992, Mr. Barnett worked for Bally’s Las Vegas, as part of a special management team focused on fraudulent player practices, such as card counting and shuffle tracking. Mr. Barnett studied business management at the University of Nevada, Las Vegas from 1978 to 1980.

                Kenneth R. Dickinson joined us in 1998 and is currently our Senior Vice President of Product Development. Mr. Dickinson is primarily responsible for the development and implementation of our SecureDrop™ System. From 1989 to 1998, Mr. Dickinson served as Engineering Manager at Bally Gaming, where he was responsible for the design and development of Bally’s first touchscreen lottery game and the GameMaker, the first of its kind with a multi-game touch screen gaming device. Mr. Dickinson received a bachelor’s degree in electrical engineering from Michigan Technical University in 1977.

                William B. Roquemore joined us in January 1999, and serves as Vice President of Manufacturing. Before joining us, Mr. Roquemore worked for Softbank Corp. as Site Manager from 1997 to 1999, and served 20 years in the production and service areas of computer electronics manufacturing. Mr. Roquemore earned a degree in Applied Electronics from the United Electronics Institute in Dallas, Texas in 1978 and also studied manufacturing and quality control at Richland College in Dallas, Texas in 1980.

                Jessica N. Neville joined us in September 2001, and serves as Vice President of Marketing and Public Relations. From October 2000 to September 2001, Mrs. Neville worked in the Marketing and Special Events department at the Four Queens Casino. Prior to relocating to Las Vegas, Mrs. Neville worked as an Associate Producer at North By Northwest productions in Boise, Idaho from June 1998 to July 2000. Mrs. Neville earned a bachelor’s degree in Mass Communication and Journalism from Boise State University.

                Joseph D. Corradino joined us in November 2000 as Director of Sales/Table Games. Mr. Corradino has over 26 years of casino experience and has held positions in international and domestic casino management. Prior to joining us, Mr. Corradino served as Vice President of Casino Operations for the Santa Fe Hotel and Casino from 1992 to 2000. Before his employment with the Santa Fe Hotel and Casino, he held numerous positions in the gaming industry, including Casino Manager at the Hacienda Hotel from 1989 to 1993, Shift Manager at the Sahara Hotel & Casino from 1985 to 1989, and Casino and Assistant Casino Manager at the Flamingo Beach Casino in the Netherlands Antilles from 1983 to 1984. Mr. Corradino earned a bachelor’s degree in Transportation, Tourism and Travel from Niagara University in 1971.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transaction Review

                We have adopted a policy that any transactions with directors, officers or entities of which they are also officers or directors or in which they have a financial interest, will only be on terms consistent with industry standards and approved by a majority of the disinterested directors of our board. Our bylaws provide that no such transactions by us shall be either void or voidable solely because of such relationship or interest of directors or officers or solely because such directors are present at the meeting of our board or a committee thereof which approves such transactions, or solely because their votes are counted for such purpose if:

•	The fact of such common directorship or financial interest is disclosed or known by our board or committee and noted in the minutes, and our board or committee authorizes, approves or ratifies the contract or transaction in good faith by a vote for that purpose without counting the vote or votes of such interested directors; or

•	The fact of such common directorship or financial interest is disclosed to or known by the stockholders entitled to vote, and they approve or ratify the contract or transaction in good faith by a majority vote or written consent of stockholders holding a majority of the shares of common stock entitled to vote (the votes of the interested directors or officers shall be counted in any such vote of stockholders); or

•	The contract or transaction is fair and reasonable to us at the time it is authorized or approved.

                In addition, interested directors may be counted in determining the presence of a quorum at a meeting of our board or a committee thereof that approves such transactions. If there are no disinterested directors, we shall obtain a majority vote of the stockholders approving the transaction.

2002 Private Placement of Convertible Notes

                On February 21, 2002, our board authorized a private placement of $4,999,995 of convertible notes. The convertible notes accrue interest at 9.5% per annum, mature one year from the date of issuance (where the holder has the discretion to extend maturity date for up to four one-year periods) and are convertible into shares of our common stock one year after issuance at a rate of $1.75 per share. In addition, for each convertible note of $49,999.95, we issued a warrant to purchase 2,500 shares of our common stock with an exercise price of $1.75. Through this private placement, a total of $4,799,995.20 principal amount of convertible notes were issued for $650,000 in cash with the remaining $4,149,995.95 representing a rollover of principal and interest. We also issued warrants to purchase 240,000 shares of our common stock. The convertible notes are convertible into 2,742,863 shares of our common stock. We used the proceeds from this private placement for general corporate purposes and working capital. We discontinued this private placement of convertible debentures as of January 14, 2003.

                With the approval of the board, certain members of the board, or entities controlled by these board members, participated in our private placement of convertible notes. The convertible notes and warrants issued to these related parties are as follows:

•	$3,949,996.05 convertible note and warrants to purchase 197,500 shares of our common stock to the James E. Crabbe Revocable Trust;

•	$99,999.90 convertible note and warrants to purchase 5,000 shares of our common stock to Ronald O. Keil;

•	$49,999.95 convertible note and warrant to purchase 2,500 shares of our common stock purchased by VIP’s Industries, Inc., an entity controlled by Bob L. Smith, our Vice Chairman; and

•	$99,999.90 convertible note and warrants to purchase 5,000 shares of our common stock purchased by I.C.D., Inc., an entity controlled by Bob L. Smith, our Vice Chairman.

                These related parties either agreed to cancel prior indebtedness or tender additional funds in exchange for their convertible notes and warrants. In conjunction with the consummation of a public offering on December 18, 2003, all of the outstanding convertible notes and outstanding interest were converted into shares of our common stock and cancelled.

Travel and Other Advances

                Prior to the effective date of the Sarbanes-Oxley Act on July 30, 2002, we routinely advanced funds to management personnel for travel and other corporate expenses related to our business. In addition, Mr. Blad, our President and Chief Executive Officer, from time to time used his personal funds and personal credit cards to advance costs on behalf of our employees and business needs. As a result of an internal review in 2002, we have determined that after netting advances to Mr. Blad against amounts advanced by Mr. Blad personally on our behalf, a receivable from Mr. Blad remains due to us arising out of pre-July 30, 2002 advances in the amount of $31,116. Mr. Blad believes that certain credits due to him were not fully reflected. Our audit committee directed an internal audit and accounting of these matters so that an amount receivable can be confirmed, and Mr. Blad will be required to repay such receivable in a period of not less than twelve months. We also determined that a net amount of approximately $5,039 was advanced to Mr. Blad after July 30, 2002 that was not limited to business purposes. Through the issuance of a bonus to Mr. Blad, Mr. Blad repaid $5,039 to us.

Phileo Foundation

                In 2002, the Phileo Foundation, a charitable foundation of which Mr. Crabbe, the chairman of our board, and his two sons, Michael Crabbe and James Crabbe, Jr., are the trustees, made a series of short-term loans in the aggregate principal amount of $400,000 at a 9.5% interest rate to us. In December 2002, Mr. Crabbe informed our board that the Phileo Foundation had desired for the loans to be converted into shares of our common stock at $1.75 per share pursuant to our 2002 convertible debt program. Because an insufficient number of shares reserved for conversion remained at the time the Phileo Foundation made its intent known to us, the loans in the amount of $400,000 were not converted into shares of our common stock at that time. In July 2003, the board members, other than Mr. Crabbe who recused himself, voted to grant the Phileo Foundation the right to convert the loans in the amount of $400,000 and all accrued interest into shares of our common stock at $2.25 per share, which is the most recent price at which we had granted to other investors for the conversion of debt or exercise of warrants. On December 18, 2003, upon the consummation of our public offering, we converted the outstanding principal and interest owed to the Phileo Foundation into 205,875 shares of common stock.

Securities and Exchange Commission Position on Certain Indemnification

                Our articles of incorporation obligate us to indemnify our directors and officers to the fullest extent permitted under Nevada law. Chapter 78 of the Nevada Revised Statutes, or NRS, provides for indemnification by a corporation of costs incurred by directors, employees, and agents in connection with an action, suit, or proceeding brought by reason of their position as a director, employee, or agent. The person being indemnified must have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation.

                Insofar as indemnification for liabilities arising under the Securities Act of 1933, or the Securities Act, may be permitted to our directors, officers or persons controlling us pursuant to the provisions contained in our amended and restated articles of incorporation, our amended and restated bylaws, Nevada law or otherwise, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable. If a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit, or proceeding, is asserted by such director, officer or controlling person, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of this issue.

Indemnification Agreements

                In June 2003, July 2003 and April 2004, we entered into indemnification agreements with members of our board of directors and certain of our executive officers and significant and other employees in which we agreed to hold harmless and indemnify such directors, officers and employees to the fullest extent authorized under Nevada law, and to pay any and all related expenses reasonably incurred by the indemnitee. The four members of our board, and the following executive officers, significant and other employees each entered into an indemnification agreement: H. Michael Jahnke, Chief Operating Officer; D. Dean Barnett, Vice President of Sales; Kenneth R. Dickinson, Senior Vice President of Product Development; Tyson K. Adams, Senior Development Engineer; Lynn C. Hessing, Director of Engineering; Robert G. Pietrosanto, Senior Vice President of Sales; William B. Roquemore, Vice President of Manufacturing; Joseph D. Corradino, Director of Sales/Table Games; and Jessica N. Neville, Vice President of Marketing and Public Relations.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

                Rules adopted by the SEC under Section 16(a) of the Exchange Act require our officers and directors, and persons who own more than 10% of the issued and outstanding shares of our equity securities, to file reports of their ownership, and changes in ownership, of such securities with the Securities and Exchange Commission on Forms 3, 4 or 5, as appropriate. Such persons are required by the regulations of the Securities and Exchange Commission to furnish us with copies of all forms they file pursuant to Section 16(a).

                Based solely upon a review of Forms 3, 4 and 5 and amendments thereto furnished to us during our most recent fiscal year, and any written representations provided to us, we believe that all of the officers, directors, and owners of more than ten percent of the outstanding shares of our common stock are in compliance with Section 16(a) of the Exchange Act for the year ended December 31, 2003 with the exception of the late filing of a Form 4 for James E. Crabbe for a transaction occurring on August 26, 2003.

EXECUTIVE COMPENSATION

        Summary Compensation Table

                The following table sets forth the compensation awarded to, earned by or paid to, our Chief Executive Officer and our other executive officers earning in excess of $100,000 for services rendered in all capacities during fiscal years ended December 31, 2003, 2002, and 2001. We provide certain perquisites and other personal benefits to some or all of our executives. The unreimbursed incremental cost to us of providing perquisites and other personal benefits did not exceed, as to any of the executives for any year, the lesser of $50,000 or 10% of the total salary and bonus paid to such executive for such year.

	Annual Compensation			Long -Term Compensation

Name and Principal Position	Year	Salary ($)	Bonus ($)	Securities Underlying Options/SARs (#)	All Other Compensation ($)

Steven J. Blad	2003	282,000	7,800	500,000	—
Chief Executive Officer, President and Director	2002	282,000	—	133,000	—
	2001	282,000	—	219,000	—
John R. Spina	2003	149,603	—	75,000	—
Chief Financial Officer	2002	—	—	—	—
	2001	—	—	—	—
Stacie L. Brown	2003	118,940	—	25,000	—
Corporate Counsel and Secretary	2002	114,918	—	7,400	—
	2001	101,547	—	14,200	—

        Option Grants In Last Fiscal Year

                The following table sets forth information regarding grants of stock options during the fiscal year ended December 31, 2003 made to the named executive officers. Material items governing option grants under the 1999 Plan are discussed below under “Equity Compensation Plan Information.” During the fiscal year ended December 31, 2003, we issued to employees options to purchase an aggregate of 1,096,850 shares of our common stock and cancelled options to purchase an aggregate of 66,490 shares of our common stock.

Name	Number of Securities Underlying Options Granted	% of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($/Share)	Expiration Date

Steven J. Blad	100,000	9.1%	$2.50	June 18, 2008
Steven J. Blad	80,000	7.3%	$2.50	December 31, 2010
Steven J. Blad	80,000	7.3%	$2.50	December 31, 2011
Steven J. Blad	80,000	7.3%	$2.50	December 31, 2012
Steven J. Blad	80,000	7.3%	$2.50	December 31, 2013
Steven J. Blad	80,000	7.3%	$2.50	December 31, 2014

	500,000	45.6%

Name	Number of Securities Underlying Options Granted	% of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($/Share)	Expiration Date

John R. Spina	16,000	1.5%	$3.00	February 24, 2008
John R. Spina	17,000	1.5%	$3.00	February 24, 2009
John R. Spina	17,000	1.5%	$3.00	February 24, 2010
John R. Spina	25,000	2.3%	$2.50	February 24, 2010

	75,000	6.8%
Stacie L. Brown	9,000	0.8%	$2.50	July 19, 2009
Stacie L. Brown	8,000	0.7%	$2.50	July 19, 2010
Stacie L. Brown	8,000	0.7%	$2.50	July 19, 2011

	25,000	2.3%

Aggregated Option/SAR Exercises In Last Fiscal Year and FY-End Option/SAR Values

                The following table sets forth information regarding exercises of stock options and stock appreciation rights, or SARs, during the fiscal year ended December 31, 2003 made to the named executive officers.

	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options/SARs as of December 31, 2003 (#)		Value of Unexercised In- the-Money Options as of December 31, 2003 ($)

Name			Exercisable	Unexer -cisable	Exercisable	Unexer- cisable

Steven J. Blad	—	—	645,000	400,000	$2,025,000	$1,380,000
John R. Spina	—	—	33,000	42,000	$97,300	$136,400
Stacie L. Brown	—	—	33,000	25,000	$92,400	$86,250

                The values for “in-the-money” options held as of December 31, 2003 represent the positive spread between the respective exercise/base prices of outstanding options and the estimated fair market value of $5.95 as of December 31, 2003.

EQUITY COMPENSATION PLAN INFORMATION

                We have two stock options plans, the Amended and Restated 1999 Stock Option Plan and the Amended and Restated 1999 Directors’ Stock Option Plan, which were originally authorized to issue options to purchase an aggregate of 100,000 shares and 20,000 shares, respectively. Our board approved an increase in the number of shares authorized for issuance under the Amended and Restated 1999 Stock Option Plan to 2,000,000 shares, which our stockholders approved on May 29, 2003. In July 2003, our board, subject to stockholder approval, approved an increase in the number of shares authorized for issuance under our 1999 Directors’ Stock Option Plan to 300,000. Pursuant to our stock options plans, as of December 31, 2003, there were options outstanding to purchase 2,107,130 shares of our common stock with a weighted average exercise price per share of $3.51 and options remaining to purchase 192,870 shares of our common stock.

                As of December 31, 2003, we have issued 1,951,930 options to purchase our common stock pursuant to our Amended and Restated 1999 Stock Option Plan and 155,200 options pursuant to our Amended and Restated 1999 Directors’ Stock Option Plan. We cannot make any grants under our stock option plans of options to purchase common stock at an exercise price of less than 100% of the fair market value of our common stock on the date of grant. With the optionee’s consent, certain options were made subject to the terms and conditions of the Amended and Restated 1999 Stock Option Plan.

                For additional information on the 1999 Directors’ Plan, please see the heading, “Proposal 2 – Approval of an Amendment to the 1999 Directors’ Stock Option Plan.” For additional information on the 1999 Plan, please see the heading, “Proposal 3 – Approval of an Amendment to the 1999 Stock Option Plan.”

        Equity Compensation Plan Information

                The following table sets forth certain information as of December 31, 2003 about our equity compensation plans under which our equity securities are authorized for issuance.

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighed- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

Equity compensation plans
approved by security holders	1,971,930	$3.58	48,070
Equity compensation plans not
approved by security holders	135,200	2.50	144,800

Total	2,107,130	$3.51	192,870

                The first column reflects outstanding stock options to purchase 1,951,930 shares and 20,000 shares of common stock pursuant to the 1999 Plan and the 1999 Directors’ Plan, respectively, that have been approved by our stockholders and outstanding stock options to purchase 135,200 shares of common stock pursuant to our the 1999 Directors’ Plan that have not yet been approved by our stockholders.

                The third column reflects 48,070 shares remaining for issuance under the 1999 Plan that have been approved by our stockholders and 144,800 shares remaining for issuance under the 1999 Directors’ Plan that have not yet been approved by our stockholders.

EMPLOYMENT AGREEMENTS

                In August 1999, we entered into an agreement with Steven J. Blad with an effective date of January 1, 2000 and a term of three years, replacing a prior agreement. Pursuant to the employment agreement, Mr. Blad shall receive a monthly base salary of $23,500 and 80,000 stock options with an exercise price of $12.50 per share. With respect to the vesting of the options, 20,000 stock options vested as of the effective date of his employment agreement with the balance vesting over a three-year period thereafter as long as Mr. Blad remains employed as our President and Chief Executive Officer and satisfies certain performance goals to be established by our board. As with the prior employment agreement with Mr. Blad, the present employment agreement contains provisions with respect to confidentiality and non-competition. We recorded compensation expense of $10,000 in 2000 related to the options granted as a result of the excess in the fair value of the underlying common stock at the grant date, i.e., $13.00 per share, over the exercise price of $12.50 per share of the options granted.

                In November 2001, we entered into a first amendment to Mr. Blad’s employment agreement, which extended the term of his employment agreement through December 31, 2004. The first amendment provides that 400,000 options, exercisable at a price of $1.75 per share, be granted upon the effective date of the first amendment, November 20, 2001. Of the 400,000 options, 134,000 options were vested as of the effective date of the first amendment, 133,000 options will vest on the first anniversary of the first amendment, and another 133,000 options will vest on the second anniversary of the first amendment. With Mr. Blad’s consent, these options were made subject to the terms and conditions of the 1999 Plan.

                In June 2003, we entered into a second amendment to Mr. Blad’s employment agreement, in which we extended the term of Mr. Blad’s employment through December 31, 2009, granted to Mr. Blad stock options to purchase 500,000 shares of our common stock at $2.50 per share, and agreed that Mr. Blad’s base salary shall continue at $282,000 per year.

                In June and July 2003, we entered into amended employment agreements with certain significant and other employees under which the terms of their employment agreements were extended three years. In addition, we increased the number of stock options granted to these employees and accelerated the date of vesting of certain existing stock options. The certain significant and other employees included D. Dean Barnett, Vice President of Sales; Tyson K. Adams, Senior Development Engineer; Lynn C. Hessing, Director of Engineering; Robert G. Pietrosanto, Senior Vice President of Sales; William B. Roquemore, Vice President of Manufacturing; and Kenneth R. Dickinson, Senior Vice President of Product Development.

                In May 2004, we entered into separation agreements with John R. Spina, our former Chief Financial Officer, and Stacie L. Brown, our former Secretary and Corporate Counsel. Both separation agreements were entered into voluntarily and were part of our continued implementation of our strategic business plan.

STOCKHOLDER PROPOSALS FOR THE 2005 ANNUAL MEETING OF STOCKHOLDERS

                We must receive proposals of stockholders intended to be presented at our next annual meeting prior to December 10, 2004, to be considered for inclusion in our proxy statement relating to that meeting. Our board of directors will review any proposals from eligible stockholders that it receives by that date and will make a determination whether any such proposals will be included in our proxy materials

GENERAL INFORMATION

                Our 2003 Annual Report on Form 10-KSB, containing audited financial statements but without exhibits, accompanies this proxy statement. The Form 10-KSB, as filed with the Securities and Exchange Commission, including exhibits, is available through the website maintained by the Commission at www.sec.gov. Stockholders may also obtain a copy of our Form 10-KSB, without charge, upon written request to:

VENDINGDATA CORPORATION
Attn:  Secretary
6757 Spencer Street, Las Vegas, Nevada
Las Vegas, Nevada 89119

                As of the date of this proxy statement, our board of directors knows of no business which will be presented for consideration at the meeting other than the matters stated in the accompanying Notice of Annual Meeting of Stockholders and described in this proxy statement. If, however, any matter incident to the conduct of the meeting or other business properly comes before the meeting, the persons acting under the proxies intend to vote with respect to those matters or other business in accordance with their best judgment, and the proxy includes discretionary authority to do so.

BY ORDER OF THE BOARD OF DIRECTORS

H. Michael Jahnke Chief Operating Officer and Secretary

Las Vegas, Nevada
September 7, 2004

APPENDIX A

AUDIT COMMITTEE CHARTER

VENDINGDATA CORPORATION

AMENDED AND RESTATED CHARTER OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS
(adopted by the Board of Directors on January 8, 2004)

I.              PURPOSE AND GENERAL RESPONSIBILITIES

                The primary function of the Audit Committee of the Board of Directors of VendingData Corporation (the “Corporation”) is to assist the Board of Directors in fulfilling its oversight responsibilities for financial matters. It performs this function by:

•	Serving as an independent and objective party to monitor the Corporation’s financial reporting process and internal control system;

•	Reviewing and assessing audit efforts of the Corporation’s independent auditors and internal auditing department, if any;

•	Providing an avenue of open communication among the Corporation’s independent auditors, financial and senior management, internal auditing department, and Board of Directors; and

•	Recommending and approving the selection and engagement of the independent auditors, and reviewing the services performed, the independence and performance of the independent auditor.

                In carrying out these responsibilities, the Audit Committee shall have the authority to conduct or authorize investigations into any matters within the scope of its responsibilities and the authority to retain such outside counsel, experts, and other advisors as it determines appropriate to assist it in the conduct of any investigation.

                While the Audit Committee has the responsibilities set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Corporation’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor.

II.            COMPOSITION

                No member of the Audit Committee shall have a relationship to the Corporation that may interfere with the exercise of their independent judgment. By the earlier of the first annual stockholders meeting after January 15, 2004 or October 31, 2004, the Audit Committee shall consist of the following:

•	A minimum of three (3) members of the Board of Directors, provided however a minimum of two (2) members is permissible if the Corporation qualifies as a “small business” filer under the Securities and Exchange Commission Regulation S-B. All members of the Audit Committee shall be:

-	“Independent,” as such term is defined by the American Stock Exchange Company Guide or such other standard that may be applicable to the Corporation; and

-	Able to read and understand fundamental financial statements;

VENDINGDATA CORPORATION
CHARTER OF THE AUDIT COMMITTEE

•	A chairperson appointed by the Board of Directors; and

•	At least one (1) member that is “financially sophisticated” in that such member has

-	An understanding of generally accepted accounting principles and financial statements;

-	The ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves;

-	Experience preparing, auditing, analyzing or evaluating financial statements;

-	An understanding of internal controls and procedures for financial reporting;

-	An understanding of audit committee functions; and

-	Any other comparable experience or background which results in the member’s financial sophistication, including past employment experience in finance and accounting and/or a requisite professional certification in accounting.

                At each annual meeting of the Board of Directors, the composition of the existing Audit Committee shall be reaffirmed by the Board of Directors or reconstituted to comply with the requirements contained in this Article II.

III.	RESPONSIBILITIES AND DUTIES

3.1. ANNUAL REVIEW OF AUDIT COMMITTEE CHARTER

The Audit Committee shall review this Charter at least annually (or more frequently as circumstances require) for adequacy and recommend to the Board of Directors any necessary changes. In the event that the Audit Committee determines that changes are necessary to this Charter prior to its scheduled annual review, the Audit Committee may recommend such changes to the Board of Directors prior to the annual review.

3.2. RECOMMENDATION OF INDEPENDENT AUDITOR

The Audit Committee and the Board of Directors have the ultimate authority and responsibility to select, evaluate, and, where appropriate, replace the independent auditor. It is understood that the Corporation’s independent auditor is ultimately accountable to the Audit Committee and the Board of Directors.

VENDINGDATA CORPORATION
CHARTER OF THE AUDIT COMMITTEE

In this regard, the Audit Committee shall annually recommend to the Board of Directors and the Corporation’s stockholders the selection of the Corporation’s independent auditor. Factors considered in making that recommendation include the auditor’s independence, effectiveness and fees. Further, in connection with its continual assessment of the independence of the Corporation’s independent auditor, the Audit Committee shall pre-approve the retention of the Corporation’s independent auditor for any permissible non-audit service and any fee for such service. The Corporation’s independent auditor is not permitted to perform any of the following services for the Corporation:

•	Bookkeeping or other services related to the accounting records or financial statements of the Corporation;

•	Financial information systems design or implementation;

•	Appraisal or valuation services, fairness opinions or contribution-in-kind reports;

•	Actuarial services;

•	Internal audit outsourcing services;

•	Management functions or human resources;

•	Broker or dealer, investment advisor or investment banking services;

•	Legal services and expert services unrelated to the Corporation’s audit; and

•	Any other services that the Public Company Accounting Oversight Board or the Securities and Exchange Commission determines is impermissible.

At least annually (or more frequently as circumstances require), the Audit Committee shall review a formal written statement from the independent auditor delineating all relationships between the independent auditor and the Corporation and discuss with the independent auditor all significant relationships the independent auditor has with the Corporation to determine its independence and objectivity. Any necessary action resulting from that review shall be recommended to the Board of Directors by the Audit Committee. In addition, the Corporation’s independent auditor and management shall provide to the Audit Committee updates on emerging accounting and auditing issues, as well as an assessment of their potential impact on the Corporation, on a timely basis throughout the year. Further, the Corporation’s independent auditor and management shall at least annually (or more frequently as circumstances require) provide an analysis of the Corporation’s critical accounting policies.

3.3. REVIEW OF INTERNAL CONTROLS

At least annually (or more frequently as circumstances require), the Audit Committee shall review with the independent auditor and management personnel the adequacy and effectiveness of the Corporation’s accounting, financial and other internal controls, and elicit any recommendations for improvement of existing controls or the addition of new or more detailed controls.

VENDINGDATA CORPORATION
CHARTER OF THE AUDIT COMMITTEE

The Audit Committee must collect and discuss any and all received complaints regarding accounting, internal accounting controls, or auditing matters. An employee of the Corporation may contact the Audit Committee anonymously and submit any concerns regarding questionable accounting or auditing matters.

3.4.	FINANCIAL REPORTING PROCESS

3.4.1. ANNUAL PROCESS

On an annual basis prior to the filing of the Corporation’s Annual Report on Form 10-K, 10-KSB or other equivalent form with the Securities and Exchange Commission, the Audit Committee shall review with the independent auditor and management the Corporation’s annual audited financial statements and related financial disclosures. As a result of that review, the Audit Committee shall recommend to the Board of Directors whether the audited financials and related disclosures should be included in the Corporation’s Annual Report on Form 10-K, 10-KSB or other equivalent form and the Corporation’s Annual Report to Stockholders. In connection with that review:

•	The independent auditor shall report on its completion of the annual audit, any significant issues arising and whether it intends to issue an unqualified opinion on the financials;

•	The independent auditor shall express its judgment regarding the quality and appropriateness of the Corporation’s accounting principles as they apply to its financial reporting;

•	Management shall review the annual financial statements with the Audit Committee, discuss significant changes from the previous year and identify the impact of any new accounting pronouncements;

•	The Audit Committee shall consider any significant changes to the Corporation’s auditing and accounting practices as suggested by the independent auditor or management;

•	The Audit Committee shall review separately with management, the internal audit staff, if any, and the independent auditor any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information; and

•	The Audit Committee shall review with the independent auditor and management the extent to which changes or improvements in financial or accounting practices, as previously approved by the Audit Committee, have been implemented.

Throughout the year, the Corporation’s independent auditor shall describe its audit plans (in terms of scope and procedures to be used) for the year and the progress of those plans to date.

VENDINGDATA CORPORATION
CHARTER OF THE AUDIT COMMITTEE

3.4.2. QUARTERLY PROCESS

Prior to the filing of the Corporation’s Quarterly Report on Form 10-QSB with the Securities and Exchange Commission, the Audit Committee shall review with the independent auditor any significant issues arising in the independent auditor’s review of the quarterly financial statements and related disclosures.

3.5. PREPARATION OF THE ANNUAL AUDIT COMMITTEE REPORT

Annually, the Audit Committee shall review and approve for inclusion in the Corporation’s Annual Proxy Statement a “Report of the Audit Committee,” containing information required under the rules of the Securities and Exchange Commission.

3.6. REVIEW OF SIGNIFICANT LITIGATION AND REGULATORY MATTERS

At each quarterly meeting of the Audit Committee (or more frequently as circumstances require), the Corporate Secretary and General Counsel (or such individuals serving in equivalent positions) shall discuss with the Audit Committee any significant litigation or regulatory matters outstanding involving the Corporation. If significant litigation or regulatory matters arise during the year outside of a regularly scheduled report, those matters shall be brought to the attention of the Audit Committee at its next regularly scheduled meeting.

3.7. ETHICAL COMPLIANCE

Periodically, the Audit Committee shall review and update the Corporation’s Code of Ethics for Directors, Chief Executive and Senior Financial Officers for the purposes of ensuring that the Corporation’s Code of Ethics is in compliance with all applicable rules and regulations, if any. In addition, the Audit Committee shall review the system used by the Corporation’s management to enforce the Code of Ethics.

3.8. ADDITIONAL AREAS OF REVIEW

The Audit Committee may participate in other areas of review as designated by the Board, including, but not limited to, the following:

•	Senior Officer Expenses. At least annually (or more frequently as circumstances require), the Audit Committee shall review the expenses of the executive officers of the Corporation.

•	Transactions with Management. The Audit Committee shall review past or proposed transactions between the Corporation and members of management, directors and their affiliates relating to the integrity of management and including conflicts of interest.

•	Information Technology. The Audit Committee shall receive an annual report on the adequacy of the Corporation’s computerized information system controls and related security.

VENDINGDATA CORPORATION
CHARTER OF THE AUDIT COMMITTEE

•	Income Tax Matters. At least annually (or more frequently as circumstances require), the Audit Committee shall receive a report from the Corporation’s Chief Financial Officer (or such individual serving in an equivalent position) regarding certain income tax matters, including the status of income tax reserves and governmental tax audits.

•	Derivative Securities. At least annually (or more frequently as circumstances require), the Audit Committee shall receive a report from the Chief Financial Officer on the Corporation’s use of derivative securities and compliance with the policy of the Board of Directors, if any.

•	Complaint Procedures. The Audit Committee shall establish procedures relating to:

-	the receipt, retention, and treatment of complaints received by the Corporation regarding accounting, internal accounting controls, or auditing matters; and

-	the confidential, anonymous submission by the Corporations’ employees of concerns regarding questionable accounting or auditing matters.

IV.           MEETINGS AND ATTENDANCE

                The Audit Committee shall meet at least four (4) times a year, once each quarter, or more frequently if circumstances dictate, where notice of such meetings shall be provided in advance to the Board of Directors. At least twice a year, the Audit Committee shall meet separately with the independent auditor and the Chief Financial Officer in executive session.

                The Chief Executive Officer, the Chief Financial Officer and the independent auditors shall be invited to attend all regular meetings of the Audit Committee. The Audit Committee will meet separately with the Chief Executive Officer and separately with the Chief Financial Officer at least annually to review the financial affairs of the Corporation. The Audit Committee will meet with the independent auditors of the Corporation, at such times as it deems appropriate, to review the independent auditors’ examination and management report. The Audit Committee may also meet with the Corporation’s investment bankers or financial analysts who follow the Corporation. At the invitation of the chairperson of the Audit Committee, other members of management or outside consultants shall attend Audit Committee meetings.

V.            MINUTES AND REPORTS

                The Audit Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board of Directors, and will summarize its examinations and recommendations to the Board of Directors, as may be appropriate, in a manner consistent with the charter of the Audit Committee.

VENDINGDATA CORPORATION
CHARTER OF THE AUDIT COMMITTEE

VI.           FUNDING

                The Audit Committee shall have the sole authority to approve fees related to or for the payment of:

•	Any registered public accounting firm engaged for the purposes of preparing or issuing an audit report or performing other audit, review or attest services for the Corporation;

•	Compensation to any advisors employed by the Audit Committee; and

•	Ordinary administrative expenses of the Audit Committee.

                The determination of the amount of the appropriate funding and the terms of engagement shall be made by the Audit Committee.

VII.         OUTSIDE ADVISERS

                The Audit Committee shall have the authority to engage independent counsel and other advisers as it determines necessary to carry out its duties.

APPENDIX B

NOMINATING COMMITTEE CHARTER

VENDINGDATA CORPORATION

CHARTER OF THE NOMINATING COMMITTEE
OF THE BOARD OF DIRECTORS
(adopted by the Board of Directors on January 8, 2004)

1.             PURPOSE AND GENERAL RESPONSIBILITIES

                The primary function of the Nominating Committee of the Board of Directors of VendingData Corporation (the “Corporation”) is to assist the Board of Directors with respect to the appropriate size and composition of the Board of Directors and to monitor and make recommendations regarding the performance of the Board of Directors.

                The Nominating Committee will have the resources and authority necessary to discharge its duties and responsibilities, including the authority to retain outside counsel or other experts or consultants and request reports on relevant subject matters. All employees of the Corporation shall cooperate as requested by the Chairperson of the Nominating Committee. Any communications between the Nominating Committee and legal counsel in the course of obtaining legal advice will be considered privileged communications of the Corporation.

2.             COMPOSITION

                The Nominating Committee shall have a Chairperson appointed by the Board of Directors. The Nominating Committee shall consist of that number of directors as the Board shall determine from time to time, where such number not to be less than two (2) members. No member of the Nominating Committee shall have a relationship to the Corporation that may interfere with the exercise of his or her independent judgment, where such independence is defined by the American Stock Exchange Company Guide or such other standard that may be applicable to the Corporation.

3.             MEETING ATTENDANCE AND MINUTES

                The Nominating Committee shall meet at such times as the Chairperson of the Nominating Committee shall designate and notice of such meetings shall be given to Nominating Committee members, all in accordance with the bylaws of the Corporation. The Nominating Committee shall be governed by the same rules regarding meetings (including meetings by conference telephone or similar communications equipment), action without meetings, notice, waiver of notice, and quorum and voting requirements as are applicable to the Board of Directors. As necessary or desirable, the Chairperson of the Nominating Committee may require that any members of management be present at meetings of the Nominating Committee.

                The Nominating Committee shall report to the Board of Directors periodically or as required by the nature of its duties on all of its activities and shall make such recommendations to the Board of Directors as the Nominating Committee decides is appropriate. The Secretary of the Corporation shall publish minutes of each meeting, which shall be filed by the Secretary of the Corporation with the records of the Corporation. Copies of such minutes shall be provided to each member of the Board of Directors.

4.             RESPONSIBILITIES AND DUTIES

                The principal responsibilities and functions of the Nominating Committee are as follows:

                4.1          REVIEW OF NOMINATING COMMITTEE CHARTER

The Nominating Committee shall review this charter at its discretion to assure its continuing adequacy. The Nominating Committee shall recommend any proposed changes to the Board of Directors for adoption.

                4.2          SIZE AND COMPOSITION OF THE BOARD

The Nominating Committee shall make recommendations regarding the size and composition of the Board of Directors. In fulfilling these duties, the Nominating Committee shall:

•	Evaluate the number of members on the Board of Directors, on an annual basis, and make recommendations to the Board of Directors for any adjustments;

•	Periodically review the compensation paid to non-employee directors for annual retainers and meeting fees, if any, and make recommendations to the Board of Directors for any adjustments;

•	Review suggestions concerning possible candidates for election to the Board of Directors, including all self-nominations and third-party nominations;

•	Develop and recommend to the Board of Directors criteria for the selection of individuals to be considered as candidates for election to the Board of Directors;

•	Evaluate the qualifications of all proposed candidates for election to the Board of Directors, including capability, availability to serve, conflicts of interest and other relevant factors;

•	Recommend to the Board of Directors a slate of nominees for election to the Board of Directors at annual meetings of stockholders of the Corporation; and

•	Monitor, if necessary, the compliance of the Board of Directors with any pertinent corporate governance policies and practices.

                4.3          CEO AND CHAIRPERSON OF THE BOARD SUCCESSION

The Nominating Committee shall advise the Board of Directors concerning candidates for the position of Chairperson of the Board and Chief Executive Officer, and conduct such investigation of such candidates as the Nominating Committee may deem appropriate. The Chairperson of the Nominating Committee shall chair any executive session of the Board of Directors called for the purpose of discussing CEO and Chairperson of the Board succession issues.

                4.4          OFFICER NOMINATION AND RATIFICATION

The Nominating Committee shall advise the Board of Directors concerning possible candidates for such positions as Vice Chairperson of the Board of Directors, President, Executive Vice President and Vice President, Controller, Secretary, Treasurer and such other officers of the Corporation as it from time to time deems appropriate. To fulfill these responsibilities, the Nominating Committee may conduct such investigations as the Nominating Committee shall deem appropriate.

                4.5          ANNUAL BOARD EVALUATION

The Nominating Committee shall administer the annual self-evaluation by the Board of Directors, share the evaluation results with the full Board of Directors and lead discussions of the Board of Directors and analysis thereof.

APPENDIX C

AMENDMENT TO THE 1999 DIRECTORS’ STOCK OPTION PLAN

C-1

FIRST AMENDMENT
TO
THE DIRECTORS’ 1999 STOCK OPTION PLAN
OF
CASINOVATIONS INCORPORATED
(NOW KNOWN AS VENDINGDATA CORPORATION)

                THIS FIRST AMENDMENT (this “Amendment”) to the 1999 Directors’ Stock Option Plan of Casinovations Incorporated (the “Plan”) is adopted as of July 13, 2003 by the board of directors of VendingData Corporation, a Nevada corporation formerly known as Casinovations Incorporated (the “Company”).

                WHEREAS, the effectiveness of this First Amendment is subject to the approval of the Company’s stockholders, where the stockholders will be able to vote on this First Amendment at the Company’s annual meeting of stockholders scheduled for October 5, 2004;

1.             AMENDMENTS

                1.1.          Name.  The name of the Plan and all references to the Plan, as contained in the Plan, shall be amended to the “VendingData Corporation 1999 Directors’ Stock Option Plan.”

                1.2.          Authorized Shares.  The total number of shares of the Company’s common stock that may be granted as stock options pursuant to the Plan shall be increased from 20,000 shares to 300,000 shares through a restatement of Paragraph 3 of the Plan as follows:

The stock from which awards may be granted shall be the Company’s, $.001 par value, common stock (“Common Stock”). When options are exercised, the Company may either issue authorized but unissued shares of Common Stock or transfer issued Common Stock held in its treasury. The total number of shares of Common Stock which may be granted as stock options shall not exceed 300,000 shares. If an option expires, or is otherwise terminated prior to its exercise, the Common Stock covered by such option immediately prior to such expiration or other termination shall continue to be available for grant under the Plan.

2.            CONFLICT BETWEEN THE FIRST AMENDMENT AND THE PLAN

               If there is a conflict between any of the provisions of this First Amendment and any of the provisions of the Plan, the provisions of this First Amendment shall control.

3.             NO OTHER AMENDMENTS OR CHANGES

                Except as expressly amended or modified by this First Amendment, all of the terms and conditions of the Plan shall remain unchanged and in full force and effect.

4.             GOVERNING LAW

                This First Amendment shall be governed by and construed in accordance with Nevada law.

C-2

APPENDIX D

AMENDMENT TO THE 1999 STOCK OPTION PLAN

D-1

FIRST AMENDMENT
TO
THE AMENDED AND RESTATED 1999 STOCK OPTION PLAN
OF
VENDINGDATA CORPORATION

                THIS FIRST AMENDMENT (this “First Amendment”) to the Amended and Restated 1999 Stock Option Plan of Casinovations Incorporated (the “Plan”) is adopted the 9th day of August 2004 by the board of directors of VendingData Corporation, a Nevada corporation (the “Company”).

                WHEREAS, the effectiveness of this First Amendment is subject to the approval of the Company’s stockholders, where the stockholders will be able to vote on this First Amendment at the Company’s annual meeting of stockholders scheduled for October 5, 2004;

1.             AMENDMENTS

                The total number of shares of the Company’s common stock that may be granted as stock options pursuant to the Plan shall be increased from 2,000,000 shares to 3,000,000 shares through a restatement of Paragraph 4 of the Plan as follows:

The aggregate number of shares of Common Stock subject to Options, which may be granted under the Plan, shall not exceed 3,000,000 shares. The shares of Common Stock to be issued upon the exercise of Options may be authorized but unissued shares, shares issued and reacquired by the Company or shares purchased by the Company on the open market. If any Option granted hereunder shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject thereto shall again be available for the purposes of the Plan.

2.             CONFLICT BETWEEN THE FIRST AMENDMENT AND THE PLAN

                If there is a conflict between any of the provisions of this First Amendment and any of the provisions of the Plan, the provisions of this First Amendment shall control.

3.             NO OTHER AMENDMENTS OR CHANGES

                Except as expressly amended or modified by this First Amendment, all of the terms and conditions of the Plan shall remain unchanged and in full force and effect.

4.             GOVERNING LAW

                This First Amendment shall be governed by and construed in accordance with Nevada law.

D-2

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS, OCTOBER 5, 2004
SOLICITED BY THE BOARD OF DIRECTORS

                 The undersigned stockholder of VendingData Corporation hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders, Proxy Statement and Annual Report on Form 10-KSB in connection with our annual meeting of stockholders to be held at our principal offices at 6830 Spencer Street, Las Vegas, Nevada, on Tuesday, October 5, 2004 at 9:00 o’clock in the morning, Pacific Time, and hereby appoints Steven J. Blad as proxy, with power of substitution, to attend and to vote all shares the undersigned would be entitled to vote if personally present at said annual meeting and at any adjournment thereof. The proxy is instructed to vote as specified on the reverse side hereof:

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF VENDINGDATA CORPORATION October 5, 2004 Please date, sign and mail your proxy card in the envelope provided as soon as possible.

â Please detach along perforated line and mail in the envelope provided. â
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THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 2, 3 AND 4. PLEASE SIGN,
DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒.

	1. Election of Directors:	NOMINEES:			FOR	AGAINST	ABSTAIN
☐	FOR ALL NOMINEES	☐ Steven J. Blad ☐ James E. Crabbe ☐ Ronald O. Keil ☐ Bob L. Smith	2.	APPROVE AN AMENDMENT TO OUR 1999 DIRECTORS’ STOCK OPTION PLAN	☐	☐	☐
☐	WITHOUT AUTHORITY FOR ALL NOMINEES
☐	FOR ALL EXCEPT (See instructions below)		3.	APPROVE AN AMENDMENT TO OUR 1999 STOCK OPTION PLAN	☐	☐	☐

			4.	RATIFY THE APPOINTMENT OF PIERCY BOWLER TAYLOR & KERN AS OUR INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31,2004	☐	☐	☐

			5.	IN THEIR DISCRETION, UPON SUCH OTHER MATTER AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.	☐	☐	☐

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the box next to each nominee you wish to withhold, as shown here: ☒	The shares represented by this proxy will be voted as specified. If no specification is made, the shares represented by this proxy will be voted in favor of the nominee listed, and in the discretion of the proxies, on other matters that may properly
				come before the annual meeting.

To change the address on your account, please check the box
at right and indicate your new address in the address space
above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder __________________________________________________________________	Date _______________________

Signature of Stockholder __________________________________________________________________	Date _______________________

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.